UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On May 14, 2019, InspireMD, Inc. (the “Company”) announced its Stockholders’ Equity as of March 31, 2019. The Company is announcing today its pro forma Stockholders’ Equity as of March 31, 2019, which incorporates the closing of the Company’s underwritten public offering of 486,957 shares of its common stock at a price to the public of $5.00 per share on April 8, 2019, the closing of the exercise of the underwriter’s over-allotment option to purchase an additional 12,393 shares of its common stock at a price to the public of $5.00 per share (collectively, the “Public Offering”), and the estimated net loss for the month of April 2019 as of April 30, 2019 (the “Estimated April Net Loss”). After adjusting for the Public Offering and Estimated April Net Loss, as of April 30, 2019, the Company is pleased to announce Stockholders’ Equity of approximately $7.0 million on a pro forma basis, as of March 31, 2019.

Pro-forma Stockholders’ Equity

The following table sets forth the Company’s Stockholders’ Equity position as of March 31, 2019, as adjusted on a pro forma basis to reflect the Public Offering and Estimated April Net Loss as of April 30, 2019:

InspireMD, INC.

Pro Forma Stockholder’s Equity

(U.S. dollars in thousands)

(Unaudited)

Balance at March 31, 2019	5,640

Proceeds from the Public Offering, net(1)	2,029
Estimated April Net Loss(1) (2)	(671)
Pro forma equity, as of March 31, 2019, as adjusted(1)	6,998

(1) Not reviewed by independent auditors

(2) Net Loss net of Share Based Compensation as of April 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: May 15, 2019	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer